EXHIBIT 23

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Betz Laboratories, Inc. of our report dated January 27,
1995, included in the 1994 Annual Report to Shareholders of Betz Laboratories, Inc.
     Our audits also included the financial statement schedule of Betz Laboratories, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
     We consent to the incorporation by reference in Registration Statement (Form S-8 No.33-40175) of Betz Laboratories, Inc. of our report dated
January 27, 1995, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedules included in the 1994 Annual Report (Form 10-K) of Betz Laboratories, Inc.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 22, 1995


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BETZ  LABORATORIES,  INC.
Exhibit 27:  Financial Data Schedule
Article 5 of Regulation S-X
(In thousands, except per share amounts)


[LEGEND]
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF OPERATIONS
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.